EXHIBIT 99.1

 Web.com Announces Agreement to Acquire Register.com

•	Creates one of the largest online marketing and web services companies serving small businesses
•	Combined company expected to have over $180 million in annualized non-GAAP subscription revenue
•	Attractive cross-selling opportunities with over 1 million total customers
•	Over $10 million annualized pre-tax cost savings expected when integration completed
•	Cost synergies expected to drive substantial accretion to non-GAAP EPS and contribute to more than a doubling of adjusted EBITDA

JACKSONVILLE, FL – June 17, 2010 – Web.com (Nasdaq: WWWW), a leading provider of online marketing for small businesses, today announced it has entered into an agreement to acquire privately-held Register.com, a leading provider of global domain name registration and complementary website design and management services.  Under the terms of the agreement, which is  subject to standard closing conditions, Web.com will pay $135 million and will finance the purchase through a combination of cash and long-term debt.

David Brown, President & CEO of Web.com, stated, “We are very excited to announce our agreement to acquire Register.com, which will bring highly complementary products, sales channels and operating capabilities to Web.com.  Register.com has over 800,000 subscribers, which represents a substantial cross-and up-sell opportunity for Web.com.  Additionally, small businesses signing up for domain name services have been one of Web.com’s most effective lead generation sources, making Register.com’s core competency in this area a perfect match for driving increased adoption of Web.com’s suite of online marketing and web services solutions.”

Brown added, “The acquisition of Register.com will be a transformative event for Web.com as we expect to expand our non-GAAP revenue base by over 80% and more than double our adjusted EBITDA run rate after realizing cost synergies that have already been identified.  In addition to expecting a meaningful, positive impact on our non-GAAP EPS, Web.com’s significantly enhanced scale and cash flow will provide the company with far greater resources to invest in sales and marketing programs to drive long-term growth.”

Larry Kutscher, CEO of Register.com, stated, “Register.com provides essential tools that small businesses need to build and manage their online presence, which is a perfect complement to Web.com’s focus on providing high-value add online marketing solutions.  Today’s announcement is a significant event for our customers and prospects as our combined company will have a unique combination of scale, product breadth and distribution to address the $10 billion online services market for small businesses.”

Web.com + Register.com: A Powerful Combination

The strategic rationale for a combination of Web.com and Register.com is extremely compelling:

Creates a strong industry leader – The combination of Web.com and Register.com will create a single company anticipated to have:

•	An annualized non-GAAP subscription revenue run rate of over $180 million
•	Over 1 million paying subscribers*
•	A highly diversified base of industry-leading small and medium-sized business (SMB) channel partners
•	Over 1,100 employees in the U.S. and Canada*

*as of March 31, 2010

Combined expertise in serving the small business market – Both Web.com and Register.com have a broad suite of solutions and extensive expertise to help their small business customers maximize their presence and opportunity on the Web.  Both companies utilize a comprehensive customer acquisition strategy, including call centers, direct marketing, search engine marketing and channel partners.  Register.com’s domain name expertise, large base of channel partners, direct marketing experience and proven cross-sell/up-sell methodologies are expected to improve the combined company’s ability to capitalize on the significant small business market opportunity.

Significant cross-selling opportunity – The addition of Register.com will increase Web.com’s subscriber base by over 400% to more than 1 million customers, and creates a significant opportunity to cross-sell value-added solutions to each of their respective customer bases.

Significant adjusted EBITDA and cost synergies – Web.com management expects the combined company to generate over $36 million of pro forma adjusted EBITDA during 2010 – which assumes Register.com’s results are included for the full year 2010.  Web.com currently expects the transaction to close in the third quarter, and it anticipates that the transaction will be immediately accretive to the company’s non-GAAP EPS.  Management expects the level of accretion to start off at a modest level initially as the company will have just begun implementing its identified cost savings initiatives, before ramping significantly in 2011 as the company increasingly realizes the over $10 million in annualized pre-tax cost savings potential for the combined operations.

Non-GAAP EPS and adjusted EBITDA excludes stock-based compensation expense; amortization of intangibles associated with acquisitions, including the acquisition of Register.com; restructuring charges and other non-recurring transaction fees associated with the Register.com transaction; and the purchase accounting reduction to Register.com’s deferred revenue balance.

Potential to accelerate growth – Web.com management expects to increase the effectiveness of its sales and marketing investments as a result of its greater scale and the increased buying power of the company’s overall program.  In addition, the company plans to reinvest a portion of the acquisition related cost synergies into sales and marketing programs that are targeted at growth initiatives such as customer acquisition and cross-sell/up-sell to the combined company’s base of over 1 million subscribers.

Register.com Overview

Register.com was founded in 1994 and has established a long-standing track record of serving the needs of its small business customers.   Register.com’s flagship offering is its domain name services, which includes registration, search, renewal, premium, private, reinstatement and expiry protection.  Register.com also provides a broad range of value-add services, such as business email, security, marketing, e-commerce and website creation, which represent approximately 40% of the company’s sales.  Register.com has approximately 800,000 subscribers, and it has differentiated itself from the competition as a result of its high touch customer service and ability to deliver a comprehensive solution.

Transaction Summary and Balance Sheet Profile

Web.com has agreed to acquire Register.com for a total purchase price of $135 million, which will be financed with approximately $20 million in existing cash, proceeds from a new $110 million term loan and a $5 million seller note.  Royal Bank of Canada and Wells Fargo Bank, N.A. have provided a financing commitment for a $125 million credit facility, which includes a $15 million unfunded revolver, in addition to the term loan.  The company does not have current plans to utilize the revolving line of credit; however, it provides Web.com with additional financial flexibility and liquidity combined with the approximately $15 million in cash that it expects to have following the close of the transaction and the on-going positive cash flow that the company expects to generate.

Kevin Carney, CFO of Web.com, stated, “We believe the Register.com transaction will be highly rewarding for Web.com’s shareholders.  We have the opportunity to significantly increase our non-GAAP EPS and create a much larger company that generates more than twice the level of adjusted EBITDA.  We are highly confident in the combined company’s ability to service our debt over the next several years based on Web.com and Register.com’s high level of profitability and cash flow, combined with our expectation of reducing the combined company’s expense structure by over $10 million annually.”

RBC Capital Markets and Wells Fargo Securities acted as financial advisors and Cooley LLP acted as legal counsel to Web.com.  GCA Savvian Advisors, LLC acted as financial advisor and Shearman & Sterling LLP acted as legal counsel to Register.com.

Conference Call

In conjunction with this announcement, Web.com will host a conference call today, June 17, 2010, at 8:45 a.m. (Eastern Time) to discuss the details on the acquisition, including the expected financial impact. A live webcast of the call will be available at the “Investor Relations” page of the Company’s website, http://www.web.com. To access the call, dial 877-407-0784 (domestic) or 201-689-8560 (international). A replay of this conference call will be available for a limited time at 877-660-6853 (domestic) or 201-612-7415 (international). The replay account number is 3055 and the conference ID is 352386. A replay of the webcast will also be available for a limited time at http://ir.web.com.

About Web.com

Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of online marketing for small businesses. Web.com meets the needs of small and medium-sized businesses anywhere along their lifecycle by offering a full range of online services and support, including website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites,  shopping cart software, eCommerce website design, merchant services and call center services. For more information on the company, please visit http://www.web.com/ or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

About Register.com

Leveraging over ten years of experience in the domain business with over two and a half million domain names under management, Register.com has built a reputation as a leading provider of global domain name registration, website design and management services. Register.com is also an award-winning business web hosting provider. Through an expanding, broad selection of solutions, Register.com enables small businesses and organizations to create a dynamic web presence without the need for extensive technical knowledge or resources. Register.com offers customers quick and user-friendly registration and a wide array of website design and business web hosting services from do-it-yourself tools to fully customized offerings; all backed by expert 24 x 7 online and toll-free phone customer support.

Forward-Looking Statements

This press release includes certain "forward-looking statements" including, without limitation, statements regarding the proposed acquisition of Register.com and the anticipated reach, capabilities and opportunities for the combined company, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “would,” “expect,” “will,” “anticipated,” “help,” “can,” “believe,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, whether the proposed acquisition is ultimately consummated, the ability to integrate Web.com and Register.com’s businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com’s and Register.com’s businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com and Register.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts:

Press
Roseann Duran
Web.com
904-680-6976
rduran@web.com

Investors
Kori Doherty
ICR for Web.com
617-956-6730
kori.doherty@icrinc.com

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